Exhibit 99.1

DayStar Technologies Announces 2010 First Quarter Financial Results

Newark, CA, May 24, 2010 – DayStar Technologies, Inc. (Nasdaq: DSTID), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, today announced financial results for its first quarter ended March 31, 2010.

Net loss for the first quarter of 2010 was $6.1 million or $1.61 per share, compared with a net loss of $7.7 million or $2.06 per share in the first quarter of 2009. The lower net loss reflects the implementation of cost savings measures including a reduction in workforce in order to focus our resources on the development of our core CIGS technology while we continue fundraising efforts to complete our initial production line. The per share losses were calculated on the weighted average common shares outstanding of 3.8 and 3.7 million for the first quarter ended March 31, 2010 and 2009, respectively. The average shares outstanding and loss per share for the quarter ended March 31, 2010 and 2009 reflect the 1-for-9 reverse stock split implemented by DayStar on May 11, 2010. DayStar’s common stock began trading on the NASDAQ Capital Market on a split adjusted basis on March 12, 2010.

The balance sheet, as of March 31, 2010, and the statement of operations for the three months ending March 31, 2010, are attached as exhibits to this press release.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development, manufacturing and marketing of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar’s business that are not historical facts may be considered “forward-looking statements.” The forward-looking statements in this news release are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties are detailed in DayStar’s annual report on Form 10-K for the year ended December 31, 2009, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

Patrick J. Forkin III

Sr. VP Corporate Development

408/907.4633

investor@daystartech.com

Christopher T. Lail

VP & Corporate Controller

408/907.4600

investor@daystartech.com

DAYSTAR TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$13,281	$17,320
Other current assets	470,218	343,083

Total current assets	483,499	360,403

Property and Equipment, at cost	52,208,358	52,915,965
Less accumulated depreciation and amortization	(7,117,892)	(6,388,914)

Net property and equipment	45,090,466	46,527,051

Other Assets:
Other assets	227,451	246,396

Total Assets	$45,801,416	$47,133,850

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$19,214,742	$18,387,530
Notes and capital leases payable, current portion, net of discount of $292,257 and $795,413, respectively	3,382,743	1,629,587
Deferred rent, current portion	143,040	139,870

Total current liabilities	22,740,525	20,156,987
Long-Term Liabilities:
Deferred rent	3,528,844	3,452,790
Conversion feature	54,806	251,618
Stock warrants	69,727	131,835

Total long-term liabilities	3,653,377	3,836,243
Commitments and Contingencies	—	—

Stockholders’ Equity	19,407,514	23,140,620

Total Liabilities and Stockholders’ Equity	$45,801,416	$47,133,850

DAYSTAR TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2010	2009
Revenue	$—	$—

Costs and Expenses:
Research and development	2,488,828	4,886,104
Selling, general and administrative	2,242,266	1,744,166
Depreciation and amortization	729,361	896,461

Total costs and expenses	5,460,455	7,526,731
Other Income (Expense):
Other income	9,375	5,781
Interest expense	(122,226)	(20,728)
Amortization of note discount and financing costs	(975,231)	—
Gain (loss) on derivative liabilities	406,179	(114,070)

Total other income (expense)	(681,903)	(129,017)

Net Loss	$(6,142,358)	$(7,655,748)

Weighted Average Common Shares Outstanding (Basic And Diluted)	3,807,854	3,720,923

Net Loss Per Share (Basic and Diluted)	$(1.61)	$(2.06)